Blucora Appoints Amazon Executive Sanjay Baskaran President of TaxAct

BELLEVUE, WA, January 12, 2017 -- Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled financial solutions, today announced that Sanjay Baskaran has been named President of TaxAct, effective January 30. He succeeds JoAnn Kintzel who resigned in October. Mr. Baskaran will report directly to Blucora President and Chief Executive Officer, John Clendening. Mr. Baskaran will lead TaxAct’s efforts to grow its position as a leading provider of affordable digital and downloadable tax software for individuals, business owners and tax professionals.

Mr. Baskaran has more than 20 years of experience serving in leadership roles within the technology and finance industry. With deep knowledge of technology-oriented businesses, Mr. Baskaran brings significant and highly relevant experience in driving customer centric innovation and growth.

“Sanjay’s proven track record of driving growth through innovation in marketing-intensive, data rich and digitally oriented businesses will be instrumental in taking TaxAct to the next level, strengthening our competitive position, and creating ever-increasing value for our customers,” said Mr. Clendening. “Sanjay’s combination of experience, skills and leadership make him perfectly suited to maximize the potential of this business, executing on our objectives, enabling growth through customer loyalty, and building on the positive momentum underway at TaxAct. We have a clear strategy, and with Sanjay’s leadership, we will continue to be the best choice for millions of individuals to manage their financial lives, while generating value for shareholders.”
Mr. Baskaran said, “I’m thrilled to be joining TaxAct at such a pivotal time for the company. As the leading provider of affordable digital and downloadable tax software, TaxAct plays an important role in enabling its millions of customers to manage their financial lives. TaxAct is already one of the top three online tax preparation destinations, and I see an opportunity for significant growth over time. I look forward to working with the TaxAct team to build on its existing strengths, and capitalize on our position as the challenger brand in the digital do-it-yourself space.”

Mr. Baskaran recently served as General Manager, North America Credit Cards at Amazon. While serving in that role he was the P&L owner of a large customer centric credit card business that built and served consumers and businesses with multiple products such as the recently launched Amazon Prime Visa Signature Card, and others such as the Prime Store Card, Amazon Corporate Credit Line, and Amazon.ca Rewards Visa Card. Prior to working at Amazon, Mr. Baskaran served in leadership roles of increasing responsibility at Visa and HSBC Bank. In these roles, Mr. Baskaran identified levers of growth to set a bold vision, creatively funded medium and long term investments, invested in data/analytics and mobile innovation with a focus on customer experience, built organizational capability, and created an environment that enabled winning through collaboration. In addition, he has also held positions at Deloitte & Touche as a management consultant, and at Dr. Reddy’s Group as an executive in the company’s Latin America International Marketing Group.

Mr. Baskaran received a Bachelor of Technology in chemical engineering from Osmania University India and earned an MBA with a concentration in Supply Chain Management and Marketing from Michigan State University.

About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals. Our products and services in tax preparation and wealth management, through TaxAct and HD Vest, help consumers manage their financial lives. TaxAct is an affordable digital tax preparation solution for individuals, business owners and tax professionals. HD Vest Financial Services ® supports an independent network of tax professionals who provide comprehensive financial planning solutions. For more information on Blucora or its businesses, please visit www.blucora.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from those projected. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Blucora's actual results include the successful execution of the Company's strategic initiatives, operating plans, and marketing strategies, general economic, industry and market sector conditions, the progress and costs of the development of our products and services, the timing and extent of market acceptance of those products and services, and our dependence on companies to distribute our products and services. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in Blucora's most recent Annual Report on Form 10-K and quarterly reports on form 10-Q as filed from time to time, in the section entitled "Risk Factors." Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Blucora undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Contact
Stacy Ybarra
425-709-8127
Blucora, Inc.
stacy.ybarra@blucora.com